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                                                                       EXHIBIT 5


                                                 HARRIS
                                                 BEACH &
                                                 WILCOX
                                                 a limited liability partnership
September 19, 1997
                                                 ATTORNEYS AT LAW

                                                 THE GRANITE BUILDING
                                                 130 EAST MAIN STREET
                                                 ROCHESTER, N.Y. 14604-1687
                                                 (716) 232-4440
                                                 direct:


World of Science, Inc.
900 Jefferson Road, Building Four
Rochester, New York 14623



Ladies and Gentlemen:

     We have acted as counsel to World of Science, Inc., a New York corporation (the "Company"), in connection with the filing of the Company's registration statement on Form S-8 with the Securities and Exchange Commission on or about September 19, 1997 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the Company's offering of up to 50,000 shares of Common Stock (the "Shares") pursuant to the Company's 1989 Incentive Stock Option Plan (the "Plan").

     We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

     We are of the opinion that, when the Shares shall have been issued and sold on the terms contemplated by the Plan, and the Registration Statement shall have become effective, the Shares will be legally issued, fully paid and non-assessable.

     This opinion shall be limited to the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the use of this Opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    HARRIS BEACH & WILCOX, LLP

                                    By: /s/ Thomas E. Willett
                                        ---------------------
                                        Thomas E. Willett, as a Partner